EXHIBIT 16.  LETTER OF DELOITTE & TOUCHE LLP


April 25, 1997


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, NW
Washington, DC  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Southwestern Public Service Company dated April 28, 1997.

Yours truly,

Deloitte & Touche LLP